EXHIBIT 12

                    MERRILL LYNCH PREFERRED CAPITAL TRUST II
                    MERRILL LYNCH PREFERRED FUNDING II, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                                 For the Year Ended             For the Period February 6, 1998 to
                                                  December 25, 1998                     December 26, 1997
                                          -----------------------------------   -----------------------------------
                                           Merrill Lynch      Merrill Lynch      Merrill Lynch      Merrill Lynch
                                             Preferred          Preferred           Preferred         Preferred
                                          Capital Trust II   Funding II, L.P.   Capital Trust II   Funding II, L.P.
                                          ----------------   ----------------   ----------------   ----------------
Earnings                                    $24,742,272        $29,016,924        $22,268,045        $26,111,803
                                            ===========        ===========        ===========        ===========

Fixed charges                               $        --        $        --        $        --        $        --

Preferred securities distribution
  requirements                               24,000,000         24,742,272         21,600,000         22,268,045
                                            -----------        -----------        -----------        -----------

Total combined fixed charges and
  preferred securities distributions        $24,000,000        $24,742,272        $21,600,000        $22,268,045
                                            ===========        ===========        ===========        ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                         1.03               1.17               1.03               1.17